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                                                                   Exhibit 10.27

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                          AGREEMENT FOR CLINICAL SUPPLY

THIS AGREEMENT (the "Agreement") is effective as of October 9, 2002 (the "Effective Date"), by and between GENSIA SICOR PHARMACEUTICALS, INC., and its wholly-owned subsidiary GENSIA SICOR PHARMACEUTICAL SALES, INC., a Delaware corporation with offices at 19 Hughes, Irvine, California 92618-1902 (collectively, "Gensia Sicor"), and Seattle Genetics, a Delaware corporation, with offices at 21823 30/th/ Drive SE, Bothell, WA 98021 ("SEATTLE GENETICS").

                                    RECITALS

   WHEREAS, Gensia Sicor is in the business of developing, manufacturing, testing packaging, and marketing sterile injectable pharmaceutical products; and

   WHEREAS, SEATTLE GENETICS desires to utilize Gensia Sicor to develop, manufacture, test, and package clinical supplies of the product designated by SEATTLE GENETICS as set forth in Exhibit A and Exhibit B hereto, as amended from time to time in accordance with the terms and conditions set forth herein; and

   WHEREAS, Gensia Sicor desires to provide services to SEATTLE GENETICS for the Product agreed to by both parties in accordance with the terms and conditions set forth herein;

   NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

   1.1   Act shall have the meaning set forth in Section 6.2.

   1.2 Active Pharmaceutical Ingredient ("API") shall mean the raw material components of the Product: [***] and the [***].

   1.3 API Reference Standard shall mean a quantity of APIs with a known assay, supplied by the SEATTLE GENETICS, with which Gensia Sicor may perform comparative analysis to API samples having an unknown assay.

   1.4 API Specifications shall mean the specifications with respect to the APIs as set forth in the Master Batch Record.

   1.5 Affiliate shall mean, with respect to either party, all entities which, directly or indirectly, are controlled by, control, or are under common control with such party. For purposes of this definition, the word "control" shall mean ownership of more than fifty percent (50%) of the voting shares or interest of an entity.

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   1.6   Batch shall mean the entire amount of Product yielded from a manufacturing event using a specific quantity of APIs, Excipients, and components Processed in accordance with the Master Batch Record and the Manufacturing Standards.

   1.7 Batch Processing Charge shall mean the pricing set forth in Exhibit B, as may be adjusted from time to time according to the terms and conditions set forth herein, which reflects the total cost of a single Batch manufacture including compounding charges, lyophilization charges, excipients, components, filters and per unit charges

   1.8 Batch Record shall mean the document created as and after each Batch is Processed and Packaged. Each Batch Record shall reflect and incorporate all aspects of the Master Batch Record, the applicable Certificate of Analysis, and any Manufacturing Variance Reports issued with respect to such Batch.

   1.9 Batch Release shall mean the final sign-off by a party's quality department marking the culmination of the quality process through which a batch of Product is shown to conform to all aspects of the Manufacturing Standards.

   1.10 Compounded Bulk shall mean the API and Excipients which have been compounded but not filled or packaged or finished into a final dosage presentation.

   1.11 Certificate of Analysis shall mean a certificate that accompanies each shipment of APIs or Product certifying that the APIs or Product meets the specifications as defined in the Manufacturing Standards.

   1.12 Current Good Manufacturing Practices or ("cGMPs") shall mean the current good manufacturing practices and General Biologics Products Standards as promulgated under the U.S. Federal Food, Drug and Cosmetic Act ("FDCA") at 21 C.F.R., Chapters 210, 211, 600 and 610, as well as any other regulations, policies or guidelines, as then in effect, of the FDA and other United States governmental or regulatory agencies applicable to the manufacture of sterile pharmaceutical products for human use.

   1.13 Confidential Information shall mean all information, including, where appropriate and without limitation, any information, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds and apparatus relating to the same, disclosed by one party (the "Disclosing Party") to the other party (the "Recipient") or obtained by Recipient through observation or examination of such information, but only to the extent that such information is maintained as confidential by the Disclosing Party.

   1.14 Date of Manufacture shall mean the date of sterile filtration and/or filling of the Compounded Bulk.

   1.15  Developments shall have the meaning set forth in Section 2.2.5.

   1.16 Disclosing Party shall mean the party from which Confidential Information is delivered.

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   1.17  Equipment shall have the meaning set forth in Section 2.1.1.

   1.18 Excipient shall mean any substance other than the API used in formulating the Compounded Bulk.

   1.19 Facility shall mean Gensia Sicor's facility in Irvine, California, or any other Sicor facility as agreed to in writing, in advance, by the Parties to this Agreement.

   1.20 FDA shall mean the United States Food and Drug Administration and any successor agencies.

   1.21 Forecast shall mean a rolling [***] ([***]) [***] estimate of expected orders for the Product provided by SEATTLE GENETICS to assist Gensia Sicor in production planning.

   1.22  Gensia Sicor Product Inventions shall have the meaning set forth in
         Section 2.2.6.

   1.23  IND shall have the meaning set forth in Section 2.5.3.

   1.24 Know-How shall mean any technical data, information, material and knowledge or experience not in the public domain that is necessary or useful to manufacture the Product.

   1.25 Manufacturing Standards shall mean the specifications for Processing, Packaging, and storing the Product set forth in the Product Specifications, the Master Batch Record, cGMPs, MSDSs, the Quality Understanding Document (Exhibit E) and all other applicable U.S. laws and regulations, to the extent such terms and conditions are not inconsistent with this Agreement.

   1.26 Manufacturing Variance Report shall mean a written report indicating any Variance in the Processing or Packaging of a Batch from the procedures set forth in the Master Batch Record.

   1.27 Master Batch Record shall mean the document, as may be amended from time to time, specifying: i) the API Specifications, ii) the procedures for testing and releasing the APIs, iii) the Excipients, iv) the Primary Components, v) Secondary Packaging, vi) the Product Specifications, vii) the formula (listing the APIs and the Excipients for the Product), and viii) the procedures for manufacturing the Product (listing the APIs, the Excipients, the Primary Components, and the Secondary Packaging).

   1.28 MSDS shall mean the Material Safety Data Sheets for the APIs and the Product, respectively.

   1.29  NDA shall have the meaning set forth in Section 2.5.3.

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   1.30  Notice of Rejection/Nonconformance shall have the meaning set forth in
         Section 3.6.1.

   1.31 To Package and Packaging shall mean the act of inspecting, labeling, and packing the Product into units.

   1.32 Primary Components shall mean the vial, stopper, and seal as identified in the Master Batch Record.

   1.33 Process or Processing shall mean the pharmaceutical manufacturing procedures, or any part thereof, involved in manufacturing the Product in accordance with the Manufacturing Standards.

   1.34 Product Specifications shall mean the specifications for the APIs, the Excipients, the Primary Components, the Secondary Packaging, and the in-process and release specifications for the Product, as set forth initially on Exhibit B attached hereto and, subsequently in the Master Batch Record. Revisions to Product Specifications may be amended by the Parties from time to time pursuant to Section 2.4., and such changes shall be reflected in the Master Batch Record.

   1.35 Product shall mean the finished dosage form, as set forth in Exhibit A, and is ready to ship to recipients designated by SEATTLE GENETICS.

   1.36  Product Inventions shall have the meaning set forth in Section 2.2.6.

   1.37 Purchase Orders shall mean the document provided by SEATTLE GENETICS to Gensia Sicor which shall set forth, subject to the terms of this Agreement, the number of Batches or units to be Processed and Packaged, the estimated Batch Processing Charge, the requested dates and locations for delivery, and special instructions for each Batch.

   1.38 Qualified Supplier shall mean a supplier of materials or components that has been audited by Gensia Sicor and has passed Gensia Sicor's quality assurance standards.

   1.39 Quality Understanding Document shall mean the statement of quality understanding defining the roles, responsibilities and interactions between SEATTLE GENETICS and Gensia Sicor related to the quality of the Product attached hereto as Exhibit E.

   1.40 Recipient shall mean that Party to which Confidential Information is being delivered.

   1.41  SEATTLE GENETICS Information shall have the meaning set forth in
         Section 2.2.

   1.42 SEATTLE GENETICS Intellectual Property shall have the meaning set forth in Section 2.2.

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   1.43  SEATTLE GENETICS Technology shall have the meaning set forth in Section
         2.2.

   1.44 Secondary Packaging shall mean any component other than Primary Components used to convert primary unit(s) into units.

   1.45 Shipping Components shall mean the packaging, boxes, and shipping containers into which the Product is placed for shipment to SEATTLE GENETICS.

   1.46  Term shall have the meaning set forth in Section 5.1.

   1.47 Variance shall mean a departure from an established quality standard (e.g., cGMP standard operating procedure, manufacturing work order, Packaging order, raw material or Product Specification, analytical control procedure, water monitoring procedure, equipment maintenance schedule, or any unusual occurrence), which may be either anticipated or unanticipated departures from established quality standards and may have the potential to affect the safety, identity, strength, quality or purity of the final Product or Compounded Bulk Product.

   1.48 Work in Process ("WIP") shall mean the APIs, Excipients, Primary Components, and Secondary Packaging that constitute a Batch, during the time period beginning with Gensia Sicor dispensing APIs in accordance with the Master Batch Record and ending on the SEATTLE GENETICS Batch Release with respect to such Batch.

                                   ARTICLE II
                            MANUFACTURE AND PLANNING

   2.1 Manufacturing. Gensia Sicor agrees to manufacture Batches of Product from time to time as agreed to by the Parties, pursuant to this Agreement. Subject to manufacturing capabilities and capacities, Gensia Sicor shall provide such facilities, equipment, and services as may be required to perform the Processing, Packaging and handling of such Product in accordance with the manufacturing and control procedures set forth in the Master Batch Record and the Quality Understanding Document and to the terms and conditions set forth herein.

         2.1.1 Equipment. SEATTLE GENETICS shall purchase the items of equipment set forth in the Engineering Budget Proposal attached hereto as Exhibit D (the "Equipment") for the prices set forth therein. At SEATTLE GENETICS' request, Gensia Sicor may purchase certain of such items for SEATTLE GENETICS' account, and SEATTLE GENETICS will promptly reimburse Gensia Sicor for the purchase price thereof. All Equipment shall be installed and used on Gensia Sicor's premises, but shall be owned by SEATTLE GENETICS. Gensia Sicor shall maintain the Equipment in good operating condition and shall keep the Equipment free and clear of all mortgages, liens and encumbrances. Gensia Sicor will tag all Equipment and provide SEATTLE GENETICS with a listing of each item of EQUIPMENT, its location and assigned tag number. Upon either SEATTLE GENETICS' request or termination of this Agreement, Gensia

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                Sicor shall assist SEATTLE GENETICS, at SEATTLE GENETICS'
                expense, in arranging transportation of the Equipment to a location designated by SEATTLE GENETICS.

         2.1.2 Gensia Sicor shall follow cGMP standards to manufacture for SEATTLE GENETICS, or any third party designated by SEATTLE GENETICS and agreed to by Gensia Sicor, clinical Batches of an aseptically filled and lyophilized finished dosage form of the Product per the Manufacturing Standards, and as may be further developed by Gensia Sicor, using the APIs, components and Excipients specified. In accordance with cGMP and during the term of this Agreement, Gensia Sicor shall utilize validated cleaning and changeover procedures prior to manufacturing any Product for SEATTLE GENETICS. Both parties shall promptly notify each other of any new instructions or specifications required by cGMP. Upon request, Gensia Sicor shall provide SEATTLE GENETICS with (a) a written description of any actions taken to comply with new or revised cGMPs that affect the Product and/or (b) copies of Gensia Sicor's manufacturing records, including its Batch Records regarding the Product, for the purposes of assuring product quality and compliance with agreed-upon manufacturing procedures.

         2.1.3 Gensia Sicor shall adhere to the Product Specifications and requirements, as detailed in the Master Batch Record, the Manufacturing Standards and mutually agreed upon protocols, where such specifications are in compliance and agreement with FDA and other applicable regulatory agency guidelines. Gensia Sicor shall obtain SEATTLE GENETICS' prior written approval before it implements any change in the materials, equipment, process or procedures used to manufacture the Product that would constitute a significant deviation under cGMP as described in the Quality Understanding Document. Gensia Sicor shall disclose all proposed changes in such manufacturing materials, equipment, process or procedure to SEATTLE GENETICS at a level sufficient to allow SEATTLE GENETICS to practice such changed manufacturing process.

         2.1.4 In the event that the Compounded Bulk fails to meet in-process or release specifications, SEATTLE GENETICS may authorize a deviation from the Batch Record in an attempt to salvage the Batch as set forth in Section 3.8(b). Gensia Sicor shall not rework any Batch of the Product without SEATTLE GENETICS' prior written consent.

         2.1.5 Gensia Sicor declares that it has the production capacity and the quality systems to fully satisfy SEATTLE GENETICS' requests for Product and services for clinical needs, provided SEATTLE GENETICS complies with the forecasting requirements set forth in
                Section 2.4.

         2.1.6 Gensia Sicor will obtain materials and components for production from Qualified Suppliers. Upon written request from SEATTLE GENETICS, Gensia Sicor shall evaluate a supplier that is not a Qualified Supplier against its current qualification standards. If such supplier meets Gensia Sicor's standards, such supplier may become a Qualified Supplier. SEATTLE GENETICS shall reimburse Gensia Sicor at the rates set forth

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                on Exhibit B hereto for all reasonable costs associated with the qualification of a new supplier.

         2.1.7 A Date of Manufacture for each Batch requested to be manufactured will be provided to SEATTLE GENETICS by Gensia Sicor upon receipt of a firm Purchase Order, including any required deposit from SEATTLE GENETICS specified therein, and acknowledging the terms and conditions detailed in this Agreement. Gensia Sicor shall schedule the Date of Manufacture as early as facility availability, staffing resources, technology transfer, manufacturing scale-up process development, scheduling capacity and component availability will allow.

   2.2 Technology Transfer. SEATTLE GENETICS possesses confidential and proprietary technical information not in the public domain that is necessary to the process of manufacturing the Product, including without limitation in process assays, methods, formulas, specifications, processes and know-how (the "SEATTLE GENETICS Information"), that is the subject of various patents, patents applications and Know-How owned or controlled by SEATTLE GENETICS ("the "SEATTLE GENETICS Intellectual Property", and collectively with the SEATTLE GENETICS Information, the "SEATTLE GENETICS Technology"). SEATTLE GENETICS Information shall be included in a technology transfer dossier to be shared with Gensia Sicor.

         2.2.1 Gensia Sicor and SEATTLE GENETICS will mutually develop a Master Batch Record for the Product following the technical specifications, methods and know-how provided by SEATTLE GENETICS.

         2.2.2 SEATTLE GENETICS will transfer to Gensia Sicor appropriate methods and in process assays for manufacturing the Product. Such methods and in process assays, being reviewed and agreed to by SEATTLE GENETICS, will be confirmed, or if requested, validated by Gensia Sicor for their application to the finished Product.

         2.2.3 A protocol describing distribution of Product will be provided to Gensia Sicor by SEATTLE GENETICS for review and acceptance prior to commencement of the manufacturing of finished dosage Product. Distribution of clinical Product will be coordinated between Gensia Sicor and SEATTLE GENETICS.

         2.2.4 SEATTLE GENETICS hereby grants Gensia Sicor a non-exclusive, non-transferable right under the SEATTLE GENETICS Intellectual Property to use the SEATTLE GENETICS Information solely for the purpose of manufacturing the Product pursuant to the terms of this Agreement. Gensia Sicor (a) acknowledges that SEATTLE GENETICS and/or its licensors retain all ownership rights in and to the SEATTLE GENETICS Technology and (b) agrees not to use the SEATTLE GENETICS Technology for any purpose other than manufacturing the Product for SEATTLE GENETICS hereunder. Gensia Sicor agrees to treat all of the SEATTLE GENETICS Technology as "Confidential Information" pursuant to Article VIII hereof.


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         2.2.5  Either party may jointly or independently make or otherwise acquire rights to non-patentable discoveries, improvements, ideas and other intellectual property rights (including without limitation processes and methods) or Know-How useful in the manufacture of the Product ("Developments"). Any Developments conceived, fashioned or acquired solely by Gensia Sicor shall be owned solely by Gensia Sicor. Gensia Sicor shall promptly disclose all such Developments, in writing, to SEATTLE GENETICS, and hereby grants to SEATTLE GENETICS a non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use each such Development for the development and manufacture of SEATTLE GENETICS' products. Any Developments conceived, fashioned or acquired solely by SEATTLE GENETICS during the term of this Agreement shall be owned solely by SEATTLE GENETICS. Any Developments conceived, fashioned or acquired jointly by employees of Gensia Sicor and employees of SEATTLE GENETICS shall be jointly owned by both parties.

         2.2.6 The parties do not expect that any patentable inventions, discoveries, improvements or ideas relating to the manufacture of the Product ("Product Inventions") will be made, conceived or reduced to practice during the course of the work performed under this Agreement. However, any Product Inventions that are developed or acquired solely by Gensia Sicor shall be owned solely by Gensia Sicor ("Gensia Sicor Product Inventions"). Gensia Sicor shall not use or incorporate any Gensia Sicor Product Inventions in the course of the work performed under this Agreement without first disclosing such Gensia Sicor Product Inventions to SEATTLE GENETICS and obtaining prior written approval from SEATTLE GENETICS, upon which the parties agree to negotiate in good faith the terms of a license agreement on commercially reasonable terms for such Gensia Sicor Product Inventions. Any Product Inventions developed or acquired solely by SEATTLE GENETICS during the term of this Agreement shall be owned solely by SEATTLE GENETICS. Any Product Inventions developed or acquired jointly by employees of Gensia Sicor and employees of SEATTLE GENETICS shall be jointly owned by both parties. With respect to any filings related to jointly owned Inventions, the parties shall work together to identify mutually agreeable intellectual property counsel and shall share equally in all costs of filing any applications and maintaining intellectual property protection. Inventorship shall be determined under U.S. patent law.

         2.2.7  During the Term, Gensia Sicor agrees not to [***].

   2.3 Audits. Gensia Sicor shall give SEATTLE GENETICS reasonable access to audit its facilities to provide assurances that Gensia Sicor has adequate premises, equipment, systems and a staff with sufficient knowledge and training to carry out satisfactorily the manufacture, assembly, packaging and testing of the Product. Such audits shall be scheduled at mutually agreeable times upon at least [***] ([***]) [***] advance written notice to Gensia Sicor and shall occur no more than one time per calendar year.

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   2.4   Forecasts and Purchase Orders.

         2.4.1 SEATTLE GENETICS will provide Gensia Sicor with an updated rolling [***] Forecast of estimated demand for Product. Estimated demand for Product shall specify units required and be communicated in whole Batch increments.

         2.4.2 [***] ([***]) days prior to SEATTLE GENETICS' first requested delivery date, SEATTLE GENETICS shall provide Gensia Sicor with an initial Forecast accompanied by a firm Purchase Order. On or before the [***] day of the [***] of each [***] (i.e. [***], [***], [***] and [***]) during the Term, SEATTLE GENETICS will provide Gensia Sicor with an update to its previously submitted Forecast. Unit demand, in the then current and upcoming [***] of each updated rolling Forecast, shall represent a firm purchase commitment for the Product. A Purchase Order for SEATTLE GENETICS' unit requirements during the next [***] shall accompany each [***] Forecast update. Purchase requirements during the current [***] shall be reflected in Purchase Orders previously submitted by SEATTLE GENETICS. Purchase Orders provided by SEATTLE GENETICS must specify unit quantity, delivery dates, delivery instructions, anticipated charges and invoice information.

         2.4.3 Gensia Sicor will deliver written confirmation of receipt of each Purchase Order and the anticipated delivery date of each Batch of Product to SEATTLE GENETICS within [***] ([***]) [***] of receipt by Gensia Sicor.

         2.4.4 The last [***] ([***]) [***] of each Forecast shall constitute a good faith estimate of expected orders for the Product to assist Gensia Sicor with production planning.

         2.4.5 The terms and conditions of this Agreement shall govern each Purchase Order issued hereunder. In the event of conflict, the terms and conditions of this Agreement shall supercede the standard terms and conditions of SEATTLE GENETICS' and Gensia Sicor's forms.

   2.5   Product Supply

         2.5.1 Gensia Sicor will use commercially reasonable efforts to accommodate SEATTLE GENETICS' requests for units in excess of those set forth in the Master Forecast, provided, however, that no breach of this Agreement shall occur if Gensia Sicor, despite its commercially reasonable efforts, is unable to supply such quantities of Product to SEATTLE GENETICS.

         2.5.2 Changes to Specifications or Production Process. In the event that SEATTLE GENETICS proposes any significant change to the Product Specifications or manufacturing Process, SEATTLE GENETICS shall deliver written notice to Gensia Sicor describing such Change. Gensia Sicor shall respond to any such notice within [***] ([***]) [***] after Gensia Sicor's receipt thereof; provided, however, that the Product Specifications or Process shall not be supplemented, modified or amended in any respect without the prior

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                written agreement of the parties hereto. Gensia Sicor will use commercially reasonable efforts to implement changes. If any change in the Primary Components, Secondary Packaging, Shipping Components, Processes or Product testing Specifications materially increases Gensia Sicor's cost to manufacture, test, or package the Product, Gensia Sicor reserves the right to make reasonable pricing adjustments if needed to accommodate such changes. Prior to initiating any work, Gensia Sicor will provide a scope of work and cost proposal. New pricing will be effective upon implementation of the new specifications.

         2.5.3 FDA and Regulatory Support. Gensia Sicor shall provide SEATTLE GENETICS with all documents SEATTLE GENETICS reasonably requests regarding its manufacturing processes and procedures for the Product. Gensia Sicor further agrees to use reasonable commercial efforts to assist SEATTLE GENETICS in obtaining FDA approval of any Investigational New Drug application ("IND") or New Drug Application ("NDA") with respect to the Product. Where practicable and in accordance with the rates set forth on Exhibit B, Gensia Sicor may assist SEATTLE GENETICS in obtaining approvals from other government or regulatory agencies which may be required for the conduct of clinical trials of the Product in other country(ies). Gensia Sicor specifically agrees to cooperate with the FDA or other regulatory agencies, including but not limited to any inspection prior to approval of any IND or NDA.

         2.5.4 Gensia Sicor shall provide SEATTLE GENETICS with samples of the Product and isolated intermediates for the period of time and in quantities set forth in the Quality Understanding Document and any Purchase Orders attached hereto. SEATTLE GENETICS will provide Gensia Sicor with a sampling protocol, which will be mutually approved and become part of the Master Batch record.

         2.5.5 Documentation. Gensia Sicor shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement. Each party shall maintain complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of the Product in accordance with the Quality Understanding Document and any applicable regulations in the United States so that the Product may be used in humans.

ORDER POSTPONEMENT AND CANCELLATION

   2.6 Cancellation or Postponement of Manufacturing. Prior to the Date of Manufacture as communicated to SEATTLE GENETICS pursuant to Section 2.1.7, SEATTLE GENETICS may cancel or postpone any or all outstanding Purchase Orders pursuant to this Section 2.6. In the event of postponement, Gensia Sicor shall use commercially reasonable efforts to reschedule the postponed order to a date agreeable to both Parties.

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         2.6.1  If the Date of Manufacture must be cancelled or postponed by
                SEATTLE GENETICS for any reason or due to SEATTLE GENETICS' acts or omissions, SEATTLE GENETICS may be charged in accordance with the following:


                ---------------------------------------------------------------- -------
                                                       Postponement    Cancellation

                ------------------------------------------------------------------------
                 Notice received less than [***]       $[***]          $[***]
                 ([***]) [***] and more than [***]
                 ([***]) [***] from the scheduled
                 Date of Manufacture

                ------------------------------------------------------------------------
                 Notice received less than [***]       $[***]          $[***]
                 ([***]) [***] from the scheduled
                 Date of Manufacture

                ------------------------------------------------------------------------


         2.6.2 SEATTLE GENETICS shall reimburse Gensia Sicor for work already completed and all non-cancelable commitments incurred by Gensia Sicor, including without limitation all unique supplies and components acquired for SEATTLE GENETICS, in the event of cancellation of any manufacturing run.

         2.6.3 If SEATTLE GENETICS does not reschedule the Date of Manufacture to a date within [***] ([***]) [***] of the originally scheduled date, the Purchase Order shall be considered cancelled.

         2.6.4 SEATTLE GENETICS may postpone a Date of Manufacture [***] before Gensia Sicor will deem such Batch, and the accompanying Purchase Order, to be cancelled.

   2.7 Shortage of Supply. In the event that Gensia Sicor is unable to meet requirements to supply the quantity of Product to SEATTLE GENETICS, Gensia Sicor shall notify SEATTLE GENETICS as promptly as possible. Gensia Sicor shall implement reasonable commercial measures to remedy such shortage.

                                   ARTICLE III
                        SUPPLY AND OWNERSHIP OF MATERIALS

   3.1 API Supply. SEATTLE GENETICS, or a supplier designated by SEATTLE GENETICS, shall supply to Gensia Sicor all APIs and API Reference Standards necessary to manufacture and test the Product, unless otherwise mutually agreed. SEATTLE GENETICS shall provide APIs and API Reference Standards to Gensia Sicor at no charge at least [***] ([***]) [***] prior to any scheduled manufacture of Product. With each delivery of APIs, SEATTLE GENETICS shall provide to Gensia Sicor a Certificate of Analysis indicating conformance to the API specifications. In the event that SEATTLE GENETICS fails to deliver the quantity of conforming APIs,

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         pursuant to this Section 3.1, required for Gensia Sicor to fulfill its obligations hereunder, then Gensia Sicor shall not be obligated to meet scheduled delivery dates.

         3.1.1 All shipping costs related to the procurement and transfer of APIs to Gensia Sicor will be the sole responsibility of SEATTLE GENETICS.

   3.2 Labels and Packaging Materials. Primary packaging and labeling units costs for clinical product are included in the per unit charge set forth in Exhibit B. Should SEATTLE GENETICS request Gensia Sicor to design packaging or labeling materials, all costs associated with such activities shall be invoiced to SEATTLE GENETICS as set forth on Exhibit B, section III. Labeling and packaging approved by SEATTLE GENETICS shall be the only such labeling and packaging used by Gensia Sicor with Product, provided all labels and package inserts shall be developed in accordance with Gensia Sicor's guidelines with regard to physical dimensions and handling procedures.

   3.3 Excipients and Test Materials. Gensia Sicor shall provide all Excipients (including, but not limited to, water-for-injection and all other formulation materials used in the production of Product) and other manufacturing and test materials, in accordance with the specifications set forth in the Master Batch Record.

   3.4 Gensia Sicor Testing. Gensia Sicor will test the in-process intermediates of the Product and the final Product per the testing specifications as set forth on Exhibit C, as may be amended from time to time upon mutual agreement of the parties, and provide SEATTLE GENETICS with appropriate documentation. Additional testing requested by SEATTLE GENETICS and performed by Gensia Sicor shall be invoiced to SEATTLE GENETICS at a price calculated using the rates set forth in Exhibit B, attached hereto.

   3.5   Quality Understanding.

         3.5.1 Quality Understanding Document. As soon as practicable after execution of this Agreement, the parties will develop and agree upon the Quality Understanding Document, the format and content of which is to be agreed upon in writing by the parties, which will be attached to this Agreement as Exhibit E.

         3.5.2 Quality Control Sample. Prior to the delivery of any Batch of the Product, Gensia Sicor shall provide SEATTLE GENETICS with:
                (i) a quality control sample of such Batch for the purpose of confirming that such Batch meets the Manufacturing Standards;
                (ii) a copy of the Batch Record for such Batch, together with written confirmation that such Batch Record has been reviewed and approved by Gensia Sicor's Quality Assurance unit; and (iii) a Certificate of Analysis. The size of the quality control sample(s) for each Batch of Product shall be specified in the Master Batch Record. No delivery of any Batch of the Product shall be made until SEATTLE GENETICS accepts or is deemed to have accepted the quality control sample(s) and associated documentation in accordance with the provisions of Section 3.6.

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   3.6   Inspection, Rejection of Shipment

         3.6.1 SEATTLE GENETICS shall conduct release testing on quality control samples obtained from each Batch of Product shipped by Gensia Sicor hereunder to confirm that such quality control samples conform to the Manufacturing Standards. SEATTLE GENETICS shall authorize the release of each Batch for shipment by the later of: (a) [***] ([***]) [***] after SEATTLE GENETICS' receipt of the quality control samples for such Batch; or (b) [***] ([***]) [***] after SEATTLE GENETICS' receipt of the Batch Record for such Batch. If any of SEATTLE GENETICS' internal assays reveal that a quality control sample does not conform to the Manufacturing Standards, SEATTLE GENETICS may, in its sole discretion, by written notice to Gensia Sicor (a "Notice of Rejection/Nonconformance") either (a) reject the Batch or (b) initiate an investigation into the reasons for the failure to conform to the Manufacturing Standards, during which investigation the time periods set forth in this Section 3.6.1 shall be extended until both parties mutually agree on the cause of the nonconformance.

         3.6.2 SEATTLE GENETICS shall be deemed to have accepted delivery of Batch of Product if no Notice of Rejection/Nonconformance is received by Gensia Sicor in accordance with the procedure and time frame described in Section 3.6.1.

         3.6.3 Gensia Sicor shall have the right to sample and retest Product or to have an outside laboratory sample and retest Product if SEATTLE GENETICS claims that such Product does not conform to the Manufacturing Standards. Disputes between the parties as to whether any Product rejected by SEATTLE GENETICS conforms to the Manufacturing Standards shall be resolved by a mutually acceptable third party testing laboratory.

         3.6.4 Gensia Sicor shall assume no liability for product that fails to conform with the Manufacturing Standards if the Product: (i) has been subjected to misuse, negligence or accident other than by Gensia Sicor or any employee or agent of Gensia Sicor; (ii) has been stored, handled or used by others in a manner contrary to cGMP after delivery to a common carrier; or (iii) nonconformance is attributable to processes, procedures or Product components specified by SEATTLE GENETICS in the Master Batch Record where such processes, procedures or Product components were followed or used by Gensia Sicor in accordance with the Master Batch Record.

   3.7 Obsolete Components. SEATTLE GENETICS shall reimburse Gensia Sicor for the actual cost of any obsolete Excipients, Primary Components, Shipping Components, and Secondary Packaging, (plus any related special disposal

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         costs) purchased by Gensia Sicor expressly to meet its performance obligations under this Agreement in reliance upon SEATTLE GENETICS' then most recent Forecast. For the purposes of this Section 3.7, an obsolete component is any Excipient, Primary Component, Secondary Packaging, or Shipping Component which cannot be incorporated into the Product due to changes directed by SEATTLE GENETICS or mandated by a regulatory authority, or caused by a cancellation or postponement of manufacturing, and which cannot be reused by Gensia Sicor for another product manufactured for a third party. Once a Component becomes obsolete, Gensia Sicor may invoice SEATTLE GENETICS for the acquisition cost of such obsolete components, which invoice shall identify the Excipients or Components in question and shall be accompanied by a reasonably detailed statement of the cause of such obsolescence.

   3.8 Risk of Loss. Risk of loss of APIs, in-process and finished Product held by Gensia Sicor on its premises and in its care, custody and control, shall be with Gensia Sicor until [***]. Notwithstanding the foregoing, Gensia Sicor shall not be liable for loss of APIs, in-process or finished Product when Gensia Sicor is conducting manufacturing operations in accordance with Gensia Sicor's SOPs, cGMP, the Manufacturing Standards and the Master Batch Record.

         (a) In the event of a failed Batch, Gensia Sicor shall be liable to SEATTLE GENETICS to the extent that the cause of such a failure is attributable to the negligence or willful conduct of Gensia Sicor. In that case, Gensia Sicor shall, as SEATTLE GENETICS's sole and exclusive remedy for the failed Batch, [***] and SEATTLE GENETICS may choose, at its sole discretion, one of the following two options:

         Option 1:
                Gensia Sicor will pay SEATTLE GENETICS an amount equal to the [***] of (i) the [***] or (ii) the [***], in each case offset by the amount, if any, that such failure is attributable to the negligence or willful conduct of SEATTLE GENETICS.

         Option 2:
                Gensia Sicor will use commercially reasonable efforts to remanufacture the Batch as soon as practical, and apply a credit to the invoice for the replacement Batch in an amount that is the [***] of (i) the [***] or (ii) the [***], in each case offset by the amount, if any, that such failure is attributable to the negligence or willful conduct of SEATTLE GENETICS.

         (b) In the event that a batch of Compounded Bulk is found not to conform with the bulk release specification set forth in the Manufacturing Standards prior to initiation of the fill, Gensia Sicor, upon explicit instructions provided by SEATTLE GENETICS, shall initiate one or more remedial steps in an attempt to bring the Compounded Bulk into specification. Should these remedial steps fail to bring the Compounded Bulk into specification SEATTLE GENETICS may direct GENSIA SICOR to terminate the manufacturing process at this stage. In the event the manufacturing process is terminated prior to fill, Gensia Sicor shall invoice SEATTLE GENETICS for [***] if the [***]. If the [***] shall be submitted to SEATTLE GENETICS.

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         (c)    In the event of loss of APIs prior to the start of the
                manufacturing process Gensia Sicor shall be liable to SEATTLE GENETICS [***]. In that case, Gensia Sicor shall, as SEATTLE GENETICS' sole and exclusive remedy for the lost APIs, pay to SEATTLE GENETICS an amount that is the [***] of (i) the [***] or
                (ii) the [***], in each case offset by the amount, if any, that such failure is attributable to the negligence of willful conduct of SEATTLE GENETICS.

   3.9 Exceptions. Gensia Sicor shall not be liable for loss of APIs, formulated bulk, WIP, or Product; (i) resulting from an event of force majeure pursuant to Section 9.2; (ii) caused by SEATTLE GENETICS' negligence or willful misconduct; or (iii) occurring while Gensia Sicor is actually conducting manufacturing operations in accordance with Gensia Sicor's SOPs, cGMP, the Manufacturing Standards and the Master Batch Record.

                                   ARTICLE IV
                           DELIVERY AND PAYMENT TERMS

   4.1 Price. The price and delivery terms for Product and services rendered during the term of this Agreement are set forth in Exhibit B hereto.

   4.2   Finished Product Disposition

         4.2.1 In accordance with Section 3.6., upon Batch Release by SEATTLE GENETICS, the Product shall be shipped F.O.B. Gensia Sicor's plant in Irvine, California in accordance with the instructions on the applicable Purchase Order and the terms of this Agreement. A Certificate of Analysis shall accompany each Batch of Product shipped. In no event shall Gensia Sicor be required to ship any Batch prior to the SEATTLE GENETICS Batch Release date.

         4.2.2 Delivery of the Product by Gensia Sicor to SEATTLE GENETICS shall be deemed to have taken place upon delivery at the Facility to the common carrier designated by SEATTLE GENETICS in the applicable Purchase Order (or, if none, a common carrier reasonably selected by Gensia Sicor and approved in writing by SEATTLE GENETICS). Gensia Sicor will not be liable for loss or damage to the Product resulting from [***].

         4.2.3 All shipping costs related to the distribution of finished dosage Product to a designated recipient, including but not limited to all actual freight costs, taxes, duties, import or export fees, transport fees, shipping documentation, will be the sole responsibility of SEATTLE GENETICS. Such charges will be invoiced upon occurrence.

   4.3 Shipment Under Quarantine. At SEATTLE GENETICS' discretion and with Gensia Sicor's consent, SEATTLE GENETICS may authorize a shipment of Product

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         under quarantine. If the Product fails testing, due to the fault of
         Gensia Sicor, the cost of shipping the Product back to Gensia Sicor shall be borne by Gensia Sicor. If the Product fails testing due to the fault of SEATTLE GENETICS, the cost of shipping the Product back to Gensia Sicor shall be borne by SEATTLE GENETICS.

   4.4   Storage.

         4.4.1 Storage of API. At any one time Gensia Sicor will store API, in quantities not to exceed that sufficient for the manufacture of two forecasted Batches, at no charge, subject to increase upon mutual agreement of the parties.

         4.4.2 Storage of Finished Product. Gensia Sicor will store the Product at no charge for up to [***] ([***]) [***] following SEATTLE GENETICS' Batch Release. In the event that SEATTLE GENETICS requires a delay in shipment of finished Product and SEATTLE GENETICS communicates such change in writing prior to Gensia Sicor Batch Release, Gensia Sicor will either disposition the Product to a SEATTLE GENETICS specified public pharmaceutical warehouse or, as space permits, store the finished Product and invoice SEATTLE GENETICS for the Batch(s). In the event that Gensia Sicor stores Product for more than [***] ([***]) [***] following SEATTLE GENETICS Batch Release, Gensia Sicor shall charge SEATTLE GENETICS according to the rates set forth on Exhibit B.

   4.5   Payment.

         4.5.1  Gensia Sicor shall invoice SEATTLE GENETICS upon the later of:
                (i) Gensia Sicor's issuance of a Batch Record to SEATTLE GENETICS with respect to a Batch, or (ii) SEATTLE GENETICS' acceptance of such Batch. Except as otherwise provided in this Agreement, all invoices shall be due and payable net [***] ([***]) [***] from the date of the invoice. A late payment service charge of [***] per month (or the highest amount permitted by law, if lower than [***]) shall be paid on all amounts that are past due more than [***] ([***]) [***] from the date of invoice.

         4.5.2 SEATTLE GENETICS shall pay Gensia Sicor the invoiced amount for Batch Processing Charges of each conforming Batch of Product pursuant to Exhibit B hereto. In addition, SEATTLE GENETICS shall pay Gensia Sicor for any other services rendered (as agreed in advance between the Parties in writing) at the rates set forth on Exhibit B. Gensia Sicor shall invoice SEATTLE GENETICS for such tasks and activities promptly after completion, and such invoices shall be payable [***] ([***]) [***] after the issuance of such invoice.

         4.5.3 SEATTLE GENETICS shall make payment to Gensia Sicor in US dollars only within [***] ([***]) [***] of the date of invoice, either by check or by wire transfer to the bank account set forth below, unless otherwise agreed in writing by the Parties.

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`               Bank:                   Bank of America

                                        450 B. Street, Suite 100

                                        San Diego, CA  92101

                Routing No.:            121000358

                Account Name:           Gensia Sicor Pharmaceutical Sales, Inc.

                Account No.:            14590-10560

                Swift/Sort Code:      BofAUS6S

   4.6 Taxes. Any federal, state, county or municipal sales or use tax, excise or similar charge, or other tax assessment (other than that assessed against Gensia Sicor's revenue or income), assessed or charged on the contract manufacture of Product pursuant to this Agreement, shall be paid by SEATTLE GENETICS.

                                    ARTICLE V
                                      TERM

   5.1 Term. This Agreement shall commence as of the Effective Date and shall continue a period of five (5) years from the Effective Date, unless earlier terminated pursuant to this Article V (the "Term").

   5.2   Termination.

         5.2.1  Termination for Breach.

                This Agreement may be terminated by either party upon [***] ([***]) [***] written notice, if the other party is in material breach with respect to the performance of any material condition or obligation under this Agreement and fails to cure such breach within [***] ([***]) [***] after receipt of notice thereof.

         5.2.2  Termination for Bankruptcy.

                This Agreement may be terminated by either party, forthwith, or at any time thereafter by notice to the other if the other becomes bankrupt or insolvent, or enters into liquidation whether compulsorily or voluntarily, or convenes a meeting of its creditors, or has a receiver appointed over all or part of its assets, or ceases for any reason to carry on business.

         5.2.3  Termination for Force Majeure.

                This Agreement may be terminated by a party, upon [***] ([***]) [***] written prior notice in the event of the other party's inability to substantially perform its obligations hereunder for more than [***] ([***]) [***] due to an event of force majeure as defined in Section 10.2 herein.

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         5.2.4  Termination for [***].

                In the event that SEATTLE GENETICS elects to [***] as a result of [***], SEATTLE GENETICS may terminate this Agreement with [***] ([***]) [***] written notice to Gensia Sicor, provided that the [***].

   5.3 Accrued Liabilities. Termination of this Agreement for any reason shall not discharge either party's liability for obligations incurred hereunder and amounts unpaid at the time of such termination. SEATTLE GENETICS shall pay Gensia Sicor for any non-cancelable commitments and Work in Process and Materials (supplied by Gensia Sicor) that were to be used in the manufacture of Product hereunder and that are in Gensia Sicor's possession or on order upon termination of the Agreement. All Materials, Work in Process and finished goods of Product ordered by SEATTLE GENETICS in Gensia Sicor's possession shall be returned to SEATTLE GENETICS. In addition, the provisions of Articles I, VII, VIII and IX and Sections 2.1.1, 2.2.5, 2.2.6, 2.3, 2.5.3, 2.5.5, 5.3, 5.4,
         6.3, 6.4, 6.5 and 6.6 shall survive termination or expiration of this Agreement. Gensia Sicor's obligations to maintain and provide records and cooperate with SEATTLE GENETICS in connection with quality assurance and regulatory issues, shall survive the termination or expiration of this Agreement for a period ending on the earlier of (a) [***] ([***]) [***] or (b) [***], with such support to be provided to SEATTLE GENETICS at the labor rates set forth in Exhibit B.

   5.4   Property.

         5.4.1 In addition to the other obligations of the parties hereunder, each party shall return to the other party or to the other party's designee no later than [***] ([***]) [***] after the effective date of termination all of such other party's property, including, but not limited to, all proprietary information, in its possession, except to the extent required to be retained by law or to comply with such party's continuing obligations hereunder. In addition, Gensia Sicor shall reasonably assist SEATTLE GENETICS with respect to transfer or disposition of Equipment, at the labor rates set forth in Exhibit B.

         5.4.2 All Bulk Active Pharmaceutical Ingredients, Raw Materials, Components, Containers, and Labeling not necessary to complete Work In Progress (if such Work in Process has not been duly canceled by SEATTLE GENETICS) shall, at SEATTLE GENETICS' option, either be disposed of by Gensia Sicor in accordance with all applicable federal, state, and local laws and regulations or returned to SEATTLE GENETICS at SEATTLE GENETICS' expense in accordance with SEATTLE GENETICS' instructions.

   5.5 No Waiver. The failure of either party to terminate this Agreement by reason of the breach of any of its provisions by the other party shall not be construed as a waiver of the rights or remedies available for any subsequent breach of the terms and provisions of this Agreement.

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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

   6.1 Each party hereby represents and warrants to the other party as follows:

         6.1.1 Existence and Power. Such party (a) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (b) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under the Agreement.

         6.1.2 Authorization and Enforcement of Obligations. Such party (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and thereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

         6.1.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the Agreement have been obtained, except for those which cannot be obtained prior to the filing of an IND or NDA with respect to the Product.

         6.1.4 No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder and thereunder do not (a) conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such party and (b) materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party. Gensia Sicor shall not in any event enter into any agreement or arrangement with any other party that would prevent or in any way interfere with Gensia Sicor's obligations pursuant to this Agreement.

   6.2 Adulteration and Misbranding. Gensia Sicor warrants that Product delivered to SEATTLE GENETICS pursuant to this Agreement shall, at the time of delivery not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, (the "Act") as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery, and will not be an article which may not, under the provisions of Sections 404 and 505 of the Act, be introduced into interstate commerce.

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   6.3   Conformance to Product Specifications. Gensia Sicor warrants that
         Product delivered to SEATTLE GENETICS pursuant to this Agreement shall conform to the Manufacturing Standards and that such Product shall (i) be free from defects in material and workmanship, (ii) be manufactured in accordance with cGMP and all applicable FDA and other rules and regulations of the United States and (iii) be manufactured in accordance with Section 3.1 hereof. GENSIA SICOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY GENSIA SICOR. EXCEPT AS SET FORTH IN
         ARTICLE VII, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL OR COMMERCIAL CONSEQUENTIAL DAMAGES.

   6.4 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GENSIA SICOR AND SEATTLE GENETICS MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF DESIGN, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

   6.5 Exceptions. The warranties set forth in Sections 6.2 and 6.3 herein shall not apply to any Product which: (i) has been tampered with or otherwise altered other than by Gensia Sicor or any employee or agent of Gensia Sicor; (ii) has been subjected to misuse, negligence or accident other than by Gensia Sicor or any employee or agent of Gensia Sicor; (iii) has been stored, handled or used by others in a manner contrary to current good manufacturing practices or similar requirements after shipment to SEATTLE GENETICS; or (iv) has expired its stated shelf life, provided that no more than [***] ([***]) [***] of the total approved shelf life for each dosage form of Product had expired upon delivery of such Product to SEATTLE GENETICS.

   6.6 Licensing. Gensia Sicor represents and warrants that it has obtained and will maintain on a current basis and will comply with all licenses, permits and approvals of applicable governmental agencies as may be required to manufacture, test and store the Product pursuant to this Agreement and perform its other obligations hereunder. Gensia Sicor shall be responsible for obtaining and maintaining licenses and permits for manufacture, testing and storage of the Product and ensuring that its facilities used in the manufacture of the Product meet cGMPs in all respects.

   6.7 Compliance with Laws. Gensia Sicor represents and warrants that it shall comply in all respects with all United States federal, state, provincial, local and foreign laws, regulations and other requirements applicable to the manufacture, testing, handling, transportation, storage and disposal of the Product and the performance of Gensia Sicor's obligations under this Agreement. Gensia Sicor shall have sole responsibility for adopting and enforcing safety procedures for the handling and manufacture of the Product at its facilities and the proper handling and proper

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              disposal of waste relating thereto. SEATTLE GENETICS shall provide
              Gensia Sicor with written notice of any additional laws and regulatory requirements of countries other than the United States that relate to the manufacture of the Product for such other countries. Gensia Sicor shall use reasonable commercial efforts to comply with such additional laws and requirements, and shall provide SEATTLE GENETICS with prompt written notice of whether Gensia Sicor is able to do so. All reasonable expenses incurred by Gensia Sicor to comply with additional laws and regulatory requirements related to the Product will be borne exclusively by SEATTLE GENETICS, at the rates set forth in Exhibit B.

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.1 By SEATTLE GENETICS. SEATTLE GENETICS shall be solely responsible for and shall defend, indemnify and hold Gensia Sicor harmless from and against all damages attributable to personal injury suffered or incurred by anyone (including any of Gensia Sicor's employees) and property damages of any third party to the extent caused by: (i) defects in the Product; (ii) failure by SEATTLE GENETICS to comply with the Act and the regulations thereunder;
              (iii) failure to provide warnings as required by law; (iv) the handling, transfusion, perfusion, injection or other use of the Product; (v) any willful act or omission or negligence of SEATTLE GENETICS or its employees, agents or other contractors in work performed in the production of the Product, except to the extent that such claims, suits, losses, damages, costs, fees or expenses arise or result from breach of Gensia Sicor's warranties hereof or from any negligent or intentionally wrongful act or omission of Gensia Sicor.

      7.2 By Gensia Sicor. Gensia Sicor shall be solely responsible for and shall defend, indemnify and hold SEATTLE GENETICS harmless from and against all damages attributable to personal injuries suffered or incurred by anyone (including any of SEATTLE GENETICS' employees) and property damages of any third party to the extent caused by: (i) a nonconformity of Product with the warranties under Sections 6.1, 6.2 and 6.3 hereof; (ii) Gensia Sicor's failure to comply with the Manufacturing Standards; (iii) any willful act or omission or negligence of Gensia Sicor or its employees, agents or other contractors in the manufacturing and testing of the Product; or (iv) failure of Gensia Sicor to comply with the Act and the regulations thereunder in the production of Product, except to the extent that such claims, suits, losses, damages, costs, fees or expenses arise or result from breach of SEATTLE GENETICS' warranties hereof or from any negligent or intentionally wrongful act or omission of SEATTLE GENETICS.

      7.3 Patent Indemnification. SEATTLE GENETICS shall defend, indemnify and hold Gensia Sicor and its employees, servants and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorney's fees), and liabilities which Gensia Sicor may incur, suffer or be required to pay by reason of any patent infringement suit brought against Gensia Sicor because of Gensia Sicor's manufacture of Product

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              to the extent that the alleged infringement arose out of or related to Gensia Sicor's use of processes, compounds or other products the rights to which are claimed to be owned by SEATTLE GENETICS.

      7.4 Notice and Assistance. No indemnity under this Article VII shall be applicable unless the indemnified party gives the indemnifying party prompt notice of any claim, suit, or action brought against the indemnified party and allows the indemnifying party to defend the same (without prejudice to the right of the indemnified party to participate at its expense through counsel of its own choosing) and renders the indemnifying party all assistance reasonably necessary in defending against such claim, suit, or action. No party shall be required to pay over to another amounts called for under this Article VII until the final resolution of the claim, action, suit or proceeding from which the right to such payment arose.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 Generally. Each Party acknowledges that the Disclosing Party is in possession of Confidential Information relating to its products and technologies and such Confidential Information is the exclusive and confidential property of the Disclosing Party; and, except as otherwise expressly set forth herein, the Recipient shall have no rights or claims to such property. Confidential Information of the Disclosing Party shall be held in confidence by the Recipient and not disclosed to any person other than employees of the Recipient or its Affiliates or contractors or consultants retained by the Recipient or its Affiliates, in each case who are bound by duties of confidentiality substantially similar to those set forth in this Article VIII, except upon prior written consent, and shall not be used by the Recipient for any purpose except for development and manufacture of Seattle Genetics' products. The Receiving Party shall use the strictest standard of care that is practical to ensure that such employees, contractors and consultants do not disclose or make any unauthorized use of Confidential Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information. Confidential Information shall not include, and the obligations of confidentiality and use shall not apply to, disclosed information that:

                  (i) is or becomes publicly available through no fault of the Recipient or its individual employees, agents or members amounting to a breach hereof;

                  (ii) is lawfully obtained on a non-confidential basis by the Recipient from a third party who is not obligated to retain such information in confidence

                 (iii) the Recipient can demonstrate, by competent evidence, was known to it or any of its Affiliates without a duty of nondisclosure from a source other than the Disclosing Party or any of its Affiliates prior to the disclosure hereunder.

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                 (iv)    the Recipient can demonstrate by its written records is
                         independently developed by employees of the Recipient or an Affiliate of the Recipient, which employees were neither privy to nor had access to the Confidential Information and which is developed without use in any way of the Confidential Information

                  (v) must be disclosed to governmental agencies, provided that: 1) this exception shall only apply to disclosure to such agencies, and not to any other person or entity; and 2) the disclosing Party (a) shall provide the other Party with prompt notice (including copies of all written requests or demands) of any proposed disclosure to any governmental agency, with an explanation of the Confidential Information of the other Party to be disclosed; and (b) shall cooperate in any lawful effort by the other Party to prevent, limit or restrict disclosure of its Confidential Information to such government agency.

      8.2 Termination. Within [***] ([***]) [***] following the termination of any agreement between the Parties hereto with respect to the subject matter Recipient agrees to promptly return all tangible items relating to the Confidential Information, including all written material, photographs, models, compounds, compositions and the like made available or supplied by the Disclosing Party to Recipient, and all copies thereof, upon the request of the Disclosing Party. Recipient further agrees to identify those persons to whom the Confidential Information that is the subject of this Agreement was disclosed upon request of the Disclosing Party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      9.1 Choice of Law. This Agreement shall be governed and interpreted, and all rights and obligations of the parties shall be determined, in accordance with the laws of the State of California.

      9.2 Force Majeure. Neither Gensia Sicor nor SEATTLE GENETICS shall be deemed to be in default nor be liable for loss, damage, or delay in performance, when and to the extent due to causes beyond its reasonable control or from fire, earthquake, strike, labor difficulties, insurrection or riot, embargo, utility or power failure, unforeseen mechanical failure, or any other unforeseeable cause or causes beyond the reasonable control and without the fault or negligence of the party so affected, or from defects or delays in the performance of its suppliers or subcontractors due to any of the foregoing enumerated causes.

      9.3 Notices. All notices, requests, demands, waivers, consents, approval or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to such party or sent to such party by telegram or telex or by registered or certified mail, postage prepaid, to its address as shown below:

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              SEATTLE
              GENETICS:    Seattle Genetics, Inc.
                           21823 30/th/ Drive SE
                           Bothell, WA 98102
                           Attention:   Chief Executive Officer
                           Facsimile:   (425) 527-4109

               Copy to:    Seattle Genetics, Inc.
                           21823 30/th/ Drive SE
                           Bothell, WA  98102
                           Attention:   General Counsel
                           Facsimile:   (425) 527-4109

          Gensia Sicor:    Gensia Sicor Pharmaceutical Sales, Inc.
                           19 Hughes
                           Irvine, CA 92618-1902
                           Attention:   Vice President, Business Development
                           Facsimile:   949/457-2852

               Copy to:    Gensia Sicor Pharmaceuticals, Inc.
                           19 Hughes
                           Irvine, CA 92618-1902
                           Attention:   General Counsel
                           Facsimile:   949/455-4744

              or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telegraphed, telexed, or five (5) days after so mailed.

      9.4 Severability. In the event that any provision of this Agreement that is not a material part of the consideration thereof shall be found in any jurisdiction to be illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision of this Agreement in that jurisdiction, and this Agreement shall be deemed amended to the minimum extent required to comply with the law of such jurisdiction.

      9.5 Entire Agreement. This Agreement sets forth the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and may not be amended or modified except by written instrument duly executed by both parties. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. The failure of either party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every provision.

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      9.6     Assignment, Binding Effect. Neither party shall assign this
              Agreement, by operation of law or otherwise, except to an affiliate of such party, without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any such attempted assignment without such consent shall be void; provided that either party may assign this Agreement without the other party's consent to a successor entity in connection with a merger, acquisition or sale of all or substantially all of such party's assets. No assignment shall be effective until the assignee shall have unconditionally assumed in writing all of the assignor's obligations hereunder and a written notice of such assignment is given to all the other parties. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

      9.7 Independent Contractor. Each party shall be and shall endeavor to act as the independent contractor of the other party. Neither party shall be the legal agent of the other for any purpose whatsoever and therefore has no right or authority to make or underwrite any promise, warranty or representation, to execute any contract or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party, except to the extent specifically authorized in writing by the other party. Neither of the parties hereto shall be bound by or liable to any third persons for any act or for any obligation or debt incurred by the other toward such third party, except to the extent specifically agreed to in writing by the party so to be bound.

      9.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      9.9 Other Terms. Parties agree to such other Product specific terms and conditions as set forth in Exhibits A through E.

      9.10 Insurance. Gensia Sicor shall maintain, at its expense, (a) not less than $[***] of property insurance covering all bulk, finished or in-process inventory of in-process or finished Product while on Gensia Sicor's premises or under Gensia Sicor's control and (b) not less than $[***] of products liability insurance, on an aggregate and per incident basis. Such property insurance shall be in the form of an "all risks" policy and shall include earthquake damage insurance. Gensia Sicor shall name SEATTLE GENETICS as an additional insured on (a) Gensia Sicor's property insurance policy and (b) Gensia Sicor's products liability insurance policy, but only with respect to those claims for which Gensia Sicor is required to indemnify SEATTLE GENETICS under Article VIII hereof. Upon, request, Gensia Sicor will provide to SEATTLE GENETICS certificates of insurance. All insurance required under this Agreement shall be maintained during the Term, and SEATTLE GENETICS shall be notified promptly of any cancellation or notice of cancellation received in connection with such insurance polices. Notwithstanding the foregoing, Gensia Sicor shall be obligation to maintain all products liability insurance obtained by it pursuant to this Section 9.10 during the Term and for a period of [***] ([***]) [***] following expiration or termination of this Agreement, and SEATTLE GENETICS shall be notified promptly of any cancellation or notice of cancellation received in

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              connection with such insurance policy. SEATTLE GENETICS shall maintain, at its expense, not less than $[***] of commercial general liability insurance, on an aggregate and per incident basis. SEATTLE GENETICS shall name Gensia Sicor as an additional insured on SEATTLE GENETICS' commercial general liability insurance policy, but only with respect to those claims for which SEATTLE GENETICS is required to indemnify Gensia Sicor under
              Article VIII hereof. Upon request, SEATTLE GENETICS will provide to Gensia Sicor certificates of insurance. All insurance required under this Agreement shall be maintained during the Term, and Gensia Sicor shall be notified promptly of any cancellation or notice of cancellation received in connection with such insurance polices. Notwithstanding the foregoing, SEATTLE GENETICS shall be obligation to maintain all commercial general liability insurance obtained by it pursuant to this Section 9.10 during the Term and for a period of [***] ([***]) [***] following expiration or termination of this Agreement, and Gensia Sicor shall be notified promptly of any cancellation or notice of cancellation received in connection with such insurance policy.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SEATTLE GENETICS, INC.                       GENSIA SICOR PHARMACEUTICALS, INC.

By:        /s/ Clay Siegall                  By:        /s/ Armand J. LeBlanc
           ----------------                             ---------------------
Name:      Clay B. Siegall                   Name:      Armand J. LeBlanc
Title:     President and CSO                 Title:     President
Date:      10-10-02                          Date:      10-9-02

GENSIA SICOR PHARMACEUTICAL SALES, INC.

By:      /s/ Armand J. LeBlanc
         ---------------------
Name:    Armand J. LeBlanc
Title:   President
Date:    10-09-02

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